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J. C. NICHOLS COMPANY
LIST OF SUBSIDIARIES AND AFFILIATES OF THE COMPANY
EXHIBIT 21.1



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
                DIRECT AND INDIRECT                                                 STATE OF ORGANIZATION
        WHOLLY-OWNED CORPORATE SUBSIDIARIES                      D/B/A                  OR GOVERNANCE
        -----------------------------------                      -----                  -------------
Alameda Towers Development Company                  Alameda Towers Development Company        MO
The Bay Plaza Companies, Inc.                                     N/A                         FL
Board of Trade Redevelopment Corporation                          N/A                         MO
Challenger, Inc.                                                  N/A                         KS
Guardian Management, Inc.                                         N/A                         KS
The J. C. Nichols Realty Company                                  N/A                         MO
KC Condor, Inc.                                                   N/A                         MO
Nichols Plaza West, Inc.                                          N/A                         MO
Ozark Mountain Village, Inc.                             Ozark Mountain Village               MO
Plaza Land Company                                                N/A                         FL
Someday, Inc.                                                     N/A                         KS




           DIRECT AND INDIRECT NON-WHOLLY
            OWNED CORPORATE SUBSIDIARIES
          ---------------------------------
Board of Trade Investment Company                                 N/A                         MO
Forty-Sixth Street Redevelopment Corporation                      N/A                         MO
J. C. Nichols Alliance Corporation                      J. C. Nichols Alliance                KS
Plaza Financial Services, LLC                                     N/A                         KS
Plaza Mortgage Services, LLC                            Plaza Mortgage Services               KS



          AFFILIATES IN WHICH COMPANY HAS
             DIRECTLY OR INDIRECTLY AN
             INTEREST GREATER THAN 10%
             -------------------------
Center Court Partners                                             N/A                         FL
Corporate Center Associates, L.P.                                 N/A                         IA
Dallas County Partners                                            N/A                         IA
Dallas County Partners II                                         N/A                         IA
Dallas County Partners III, L.C.                                  N/A                         IA
FHDFT Limited Partnership                                         N/A                         MO
4600 Madison Associates, L.P.                                     N/A                         MO
Fountain One                                                      N/A                         IA
Fountain Two                                                      N/A                         IA
Fountain Three                                                    N/A                         IA
J. C. Nichols Iowa Partners                                       N/A                         IA
J. C. Nichols Real Estate                               J.C.Nichols Real Estate               MO
Kessinger/Hunter & Company, L.C.                       Kessinger/Hunter & Company             MO
Marley Continental Homes of Kansas                                N/A                         KS
Meredith Drive Associates, L.P.                                   N/A                         IA
Neptune Building Partners, L.P.                                   N/A                         IA
Terrace Place Partners                                            N/A                         IA
Village Court Associates                                          N/A                         IA
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